EXHIBIT 99.1

American Physicians Capital, Inc. Reports Third Quarter 2008 Results

EAST LANSING, Mich., Oct. 30, 2008 (GLOBE NEWSWIRE) -- American Physicians Capital, Inc. (APCapital) (Nasdaq:ACAP) today announced net income of $11.2 million or $1.13 per diluted common share for the third quarter of 2008. This compares to net income of $13.3 million, or $1.21 per diluted share for the third quarter of 2007. Year-to-date APCapital has generated net income of $33.6 million or $3.37 per diluted share in 2008. This compares to year-to-date net income of $40.1 million or $3.54 per diluted share as of September 30, 2007. At September 30, 2008, APCapital's book value per share was $27.94 based on 9,594,712 shares outstanding.

"Management is using its best efforts to operate the company in a prudent and conservative fashion," said President and Chief Executive Officer R. Kevin Clinton. "Our operating results continue to be strong, our reserves are solid, and our investments are conservative."

"Less than 1% of our total assets are invested in the stock market and we incurred no investment impairments during the third quarter on our $846 million investment portfolio," stated Clinton.

Reaffirm Annual Guidance for 2008

"If the current trends in frequency, severity and pricing remain stable in our book of business through 2009, we continue to believe our Company will report operating earnings of at least $4.25 per diluted share in 2008, and will exceed that benchmark of $4.25 earnings per diluted share in 2009," said Clinton.

The guidance and related assumptions are subject to the risks and uncertainties outlined in the Company's Forward-Looking Statements section of this press release.

 Consolidated Income Statement
 (Dollars in thousands)

                           Three Months Ended    Nine Months Ended
                           September 30, 2008    September 30, 2008
                          --------------------  --------------------
                             2008       2007       2008       2007
                          ---------  ---------  ---------  ---------
 Direct Premiums Written  $  37,820  $  45,213  $  97,935  $ 109,362
                          =========  =========  =========  =========
 Net Premiums Written     $  36,257  $  43,626  $  93,931  $ 105,487
                          =========  =========  =========  =========
 Net Premiums Earned      $  30,497  $  35,516  $  93,564  $ 105,444
 Incurred Loss and Loss
 Adjustment Expenses:
 Current Accident Year
  Losses                     24,085     26,191     73,373     78,632
 Prior Year Losses           (7,548)    (7,958)   (22,971)   (25,121)
                          ---------  ---------  ---------  ---------
 Total                       16,537     18,233     50,402     53,511

 Underwriting Expenses        6,366      7,275     20,005     22,202
                          ---------  ---------  ---------  ---------
 Underwriting Income          7,594     10,008     23,157     29,731
 Investment Income            8,886     10,737     28,078     33,066
 Other Income (1)               180        113       (133)       435
 Other Expenses                (990)    (1,361)    (3,322)    (4,030)
                          ---------  ---------  ---------  ---------
 Pre-tax Income              15,670     19,497     47,780     59,202
 Federal Income Taxes         4,502      6,216     14,195     19,083
                          ---------  ---------  ---------  ---------
 Net Income               $  11,168  $  13,281  $  33,585  $  40,119
                          =========  =========  =========  =========

 Loss Ratio:
 Current Accident Year         79.0%      73.7%      78.4%      74.5%
 Prior Year Development       -24.8%     -22.4%     -24.5%     -23.8%
 Calendar Year                 54.2%      51.3%      53.9%      50.7%
 Underwriting Expense
  Ratio                        20.9%      20.5%      21.4%      21.1%
 Combined Ratio                75.1%      71.8%      75.3%      71.8%

 (1) Includes realized gains and losses

Direct premiums written were $37.8 million in the third quarter of 2008, down $7.4 million or 16.4% from the same period a year ago. Year-to-date, direct written premiums are down $11.4 million or 10.4%. The declines in direct premiums written were primarily the result of rate decreases in most of our markets. We insured 9,108 physicians at September 30, 2008, down slightly from 9,217 at year end 2007. Net premiums earned in the third quarter of 2008 were down $5.0 million or 14.1% from the third quarter of 2007 and were down $11.9 million or 11.3% year-to-date.

The 2008 third quarter loss ratio was 54.2% with $7.5 million of positive development from prior accident years. For the nine months ended September 30, 2008, the loss ratio was 53.9% with $23.0 million of positive prior year development. On an accident year basis, the loss ratio in the third quarter of 2008 was 79.0%, up from the 73.7% reported in the third quarter of 2007. This increase in accident year loss ratio reflects our recent premium rate decreases.

Claim statistics remain very strong. Our frequency of claims, while leveling off, continue to be at historically low volumes. There were 233 reported claims in the third quarter of 2008 which is consistent with recent favorable trends. Due to the low volume of new claims, we continue to reduce the number of outstanding claims. Our open claim count was 1,540 at September 30, 2008, which was down 11.5% since the start of the year. Our average paid claims have remained stable, but our average case reserves have increased 5.7% so far in 2008.

The underwriting expense ratio increased slightly in the third quarter of 2008 to 20.9% from 20.5% in the third quarter of 2007, with a similar increase in year-to-date ratios, due to the decline in net premiums earned. We expect our expense ratio to continue to increase as we begin to amortize capitalized costs related to our new information system. Other expenses in the third quarter of 2008 were down $371,000 and down $708,000 year-to-date due to lower interest expense on our long-term debt.

Investments

Investment income was $8.9 million in the third quarter of 2008, down from the $10.7 million for the same period in 2007. The overall investment yield decreased from 4.93% in the third quarter 2007 to 4.21% in the third quarter of 2008. Year-to-date our investment yield was 4.43% as compared to 5.05% through September 30, 2007. These decreases were primarily attributable to our increased position in tax-exempt securities, and the decline in short-term interest rates. Our year-to-date after tax yield was 3.32% through September 30, 2008 as compared to 3.59% a year ago.

Our investment portfolio has performed very well during the recent market turmoil with no impairment losses this quarter. Our portfolio does not contain any securities issued by domestic banks or brokers. All of our mortgage-backed holdings are in securities issued by Fannie Mae and Freddie Mac and now have the explicit guarantee of the U.S. Government. In addition, none of the underlying mortgages were made subsequent to March 2005, before the deterioration of underwriting standards. We have included a detailed listing of our investment holdings as of September 30, 2008 as a supplement to this press release.

Balance Sheet and Equity Information

APCapital's total assets were $1.043 billion at September 30, 2008, down $14.5 million from December 31, 2007. At September 30, 2008, the Company's total shareholders' equity was $268.1 million, up $4.6 million from December 31, 2007. Our 2008 year-to-date income has been partially offset by our share repurchase and dividend programs. The market value of our available-for-sale investment portfolio declined only $1.5 million, net of tax in the third quarter of 2008 and is down only $2.9 million, net of tax year-to-date.

Capital Management

In the third quarter of 2008, APCapital repurchased 129,600 shares at an average cost of $43.49 per share. Year-to-date we have repurchased 545,600 shares at an average cost of $43.12 per share. APCapital has the following outstanding share repurchase authorizations:

                                                     (In thousands)
                                                   ------------------
                                                    Amount Remaining
                                                         As of
 Date          Author-                   Type of   ------------------
 Approved      ization  Repurchase        Amount   Sept. 30, Oct. 28,
 By Board        Year      Plan         Authorized   2008      2008
 ------------- -------- ----------      ---------- --------  --------
 Oct. 27, 2006   2007   Rule 10b5-1        $32,000   $6,489  COMPLETED
 Oct. 29, 2007   2008   Rule 10b5-1        $20,000  $20,000   $19,427
 Feb.  7, 2008   NA     Discretionary(1)   $25,000  $21,761   $21,761
                                        ---------- --------  --------
                                           $77,000  $48,250   $41,188
                                        ---------- --------  --------
 NA = Not applicable

 (1) All shares will be repurchased under management's discretion in the open market or in privately negotiated transactions during the
 Company's normal trading windows.

The share repurchase program remains an integral part of APCapital's capital management program. APCapital seeks to maintain an optimal, but flexible, level of capital during this softer market cycle. Subsequent to September 30, 2008, we have repurchased another 185,570 shares through October 28, 2008 under our Rule 10b5-1 Plan at an average cost of $38.06 per share.

In the third quarter of 2008, the Board of Directors declared a third quarter cash dividend of $0.10 per common share, which was paid to shareholders on September 30, 2008. Today, APCapital's Board of Directors declared a fourth quarter cash dividend of $0.10 per common share payable on December 31, 2008 to shareholders of record on December 12, 2008.

In the third quarter of 2008, we also paid down $5.0 million on our debt. Future prepayments on our debt will be considered and will be subject to available cash resources, capital needs and other relevant factors.

Conference Call

APCapital's website, http://www.apcapital.com, will host a live Webcast of its conference call in a listen-only format to discuss 2008 third quarter results on October 31, 2008 at 10:00 a.m. Eastern time. An archived edition of the Webcast can be accessed by going to APCapital's website and selecting "For Investors," then "Webcasts." For individuals unable to access the Webcast, a telephone replay will be available by dialing 888-203-1112 or 719-457-0820 and entering access code 1298435. The replay will be available through 11:59 p.m. Eastern time on November 5, 2008.

Corporate Description

American Physicians Capital, Inc. is a regional provider of medical professional liability insurance focused primarily in the Midwest and New Mexico markets through American Physicians Assurance Corporation and its other subsidiaries. Further information about the companies is available on the Internet at http://www.apcapital.com.

The American Physicians Capital, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4506

Forward-Looking Statements

Certain statements made by American Physicians Capital, Inc. in this release may constitute forward-looking statements within the meaning of the federal securities laws. When we discuss future operating results or use words such as "will," "should," "believes," "expects," "anticipates," "estimates" or similar expressions, we are making forward-looking statements. These forward-looking statements represent our outlook only as of the date of this release. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive risks and uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different. Factors that might cause such a difference include, without limitation, the following:

 * increased competition could adversely affect our ability to sell our products at premium rates we deem adequate, which may result in a decrease in premium volume, a decrease in our profitability, or both;

 * our reserves for unpaid losses and loss adjustment expenses are based on estimates that may prove to be inadequate to cover our losses;

 * an interruption or change in current marketing and agency relationships could reduce the amount of premium we are able to write;

 * if we are unable to obtain or collect on ceded reinsurance, our results of operations and financial condition may be adversely affected;

 * our geographic concentration in certain Midwestern states and New
   Mexico ties our performance to the business, economic, regulatory and legislative conditions in those states;

 * a downgrade in the A.M. Best Company financial strength rating of our primary insurance subsidiary could reduce the amount of business we are able to write;

 * changes in interest rates could adversely impact our results of operation, cash flows and financial condition;

 * the unpredictability of court decisions could have a material adverse financial impact on our operations;

 * our business could be adversely affected by the loss of one or more of our key employees;

 * the insurance industry is subject to regulatory oversight that may impact the manner in which we operate our business, our ability to obtain future premium rate increases, the type and amount of our investments, the levels of capital and surplus deemed adequate to protect policyholder interests, or the ability of our insurance subsidiaries to pay dividends to the holding company;

 * our status as an insurance holding company with no direct operations could adversely affect our ability to meet our debt obligations and fund future cash dividends and share repurchases;

 * legislative or judicial changes in the tort system may have adverse or unintended consequences that could materially and adversely affect our results of operations and financial condition;

 * applicable law and certain provisions in our articles and bylaws may prevent and discourage unsolicited attempts to acquire our
   Company that may be in the best interest of our shareholders or that might result in a substantial profit to our shareholders;

 * any other factors listed or discussed in the reports filed by
   APCapital with the Securities and Exchange Commission under the
   Securities Exchange Act of 1934.

Other factors not currently anticipated by management may also materially and adversely affect our financial condition, liquidity or results of operations. APCapital does not undertake, and expressly disclaims any obligation, to update or alter its statements whether as a result of new information, future events or otherwise, except as required by applicable law.

Definition of Non-GAAP Financial Measures

APCapital uses operating income, a non-GAAP financial measure, to evaluate APCapital's underwriting performance. Operating income differs from net income by excluding the after-tax effect of realized capital gains and (losses).

Although the investment of premiums to generate investment income and capital gains or (losses) is an integral part of an insurance company's operations, APCapital's decisions to realize capital gains or (losses) are independent of the insurance underwriting process. In addition, under applicable GAAP accounting requirements, losses may be recognized for accounting purposes as the result of other than temporary declines in the value of investment securities, without actual realization. APCapital believes that the level of realized gains and (losses) for any particular period is not indicative of the performance of our ongoing underlying insurance operations in a particular period. As a result, APCapital believes that providing operating income (loss) information makes it easier for users of APCapital's financial information to evaluate the success of APCapital's underlying insurance operations.

In addition to APCapital's reported loss ratios, management also uses accident year loss ratios, a non-GAAP financial measure, to evaluate APCapital's current underwriting performance. The accident year loss ratio excludes the effect of prior years' loss reserve development. APCapital believes that this ratio is useful to investors as it focuses on the relationships between current premiums earned and losses incurred related to the current year. Although considerable variability is inherent in the estimates of losses incurred related to the current year, APCapital believes that the current estimates are reasonable.

 Summary Financial Information
 American Physicians Capital, Inc.

 Balance Sheet Data                         Sept. 30,    Dec. 31,
                                              2008         2007
                                           ----------   ----------
                                            (In thousands, except
                                                per share data)
 Assets:
 Available-for-sale - bonds                $  225,234   $  262,301
 Held-to-maturity - bonds                     487,471      497,662
 Other invested assets                         15,124       11,487
 Cash and cash equivalents                    118,569       87,498
                                           ----------   ----------
 Cash and investments                         846,398      858,948

 Premiums receivable                           37,214       35,542
 Reinsurance recoverable                      101,108      106,961
 Deferred federal income taxes                 22,486       22,439
 Other assets                                  35,748       33,572
                                           ----------   ----------
 Total assets                              $1,042,954   $1,057,462
                                           ==========   ==========
 Liabilities and Shareholders'
 Equity:
 Unpaid losses and loss adjustment
 expenses                                  $  652,736   $  664,117
 Unearned premiums                             60,833       60,080
 Long-term debt                                25,928       30,928
 Other liabilities                             35,333       38,780
                                            ----------   ----------
 Total liabilities                            774,830      793,905

 Common stock                                      --           --
 Additional paid-in-capital                        --           --
 Retained earnings                            264,982      257,502
 Accumulated other comprehensive income:
 Net unrealized gains on investments,
 net of deferred federal income taxes           3,142        6,055
                                           ----------   ----------
 Shareholders' equity                         268,124      263,557
                                           ----------   ----------
 Total liabilities and shareholders'
 equity                                    $1,042,954   $1,057,462
                                           ==========   ==========

 Shares outstanding                             9,595       10,128

 Book value per share                      $    27.94   $    26.02

 Summary Financial Information
 American Physicians Capital, Inc.

 Income Statement

                             Three Months Ended   Nine Months Ended
                                September 30,       September 30,
                             ------------------- -------------------
                                2008      2007      2008      2007
                             --------- --------- --------- ---------
                              (In thousands, except per share data)

 Direct premiums written       $37,820   $45,213   $97,935  $109,362
                             ========= ========= ========= =========
 Net premiums written          $36,257   $43,626   $93,931  $105,487
                             ========= ========= ========= =========
 Net premiums earned           $30,497   $35,516   $93,564  $105,444
 Investment income               8,886    10,737    28,078    33,066
 Net realized gains (losses)        22       (73)     (686)     (139)
 Other income                      158       186       553       574
                             --------- --------- --------- ---------
 Total revenues                 39,563    46,366   121,509   138,945

 Losses and loss adjustment
 expenses                       16,537    18,233    50,402    53,511
 Underwriting expenses           6,366     7,275    20,005    22,202
 Other expenses                    990     1,361     3,322     4,030
                             --------- --------- --------- ---------
 Total expenses                 23,893    26,869    73,729    79,743
                             --------- --------- --------- ---------
 Income before income taxes     15,670    19,497    47,780    59,202
 Federal income tax expense      4,502     6,216    14,195    19,083
                             --------- --------- --------- ---------
 Net income                    $11,168   $13,281   $33,585   $40,119
                             ========= ========= ========= =========
 Adjustments to reconcile
  net income to operating
  income:

 Net income                    $11,168   $13,281   $33,585   $40,119
 Addback:
 Net realized (gains)
 losses, net of tax                (14)       47       446        90
                             --------- --------- --------- ---------
 Net operating income          $11,154   $13,328   $34,031   $40,209
                             ========= ========= ========= =========

 Ratios:

 Loss ratio (1)                   54.2%     51.3%     53.9%     50.7%
 Underwriting ratio (2)           20.9%     20.5%     21.4%     21.1%
 Combined ratio (3)               75.1%     71.8%     75.3%     71.8%

 Earnings per share data:

 Net income

 Basic                           $1.15     $1.23     $3.44     $3.61
 Diluted                         $1.13     $1.21     $3.37     $3.54

 Net operating income

 Basic                           $1.15     $1.23     $3.48     $3.61
 Diluted                         $1.13     $1.21     $3.41     $3.55

 Basic weighted average
  shares outstanding             9,670    10,801     9,771    11,124
 Diluted weighted average
 shares outstanding              9,864    11,015     9,967    11,339

 (1) The loss ratio is calculated by dividing incurred loss and loss adjustment expenses by net premiums earned.

 (2) The underwriting ratio is calculated by dividing underwriting expenses by net premiums earned.

 (3) The combined ratio is the sum of the loss and underwriting ratios.

 Summary Financial Information
 American Physicians Capital, Inc.

 Selected Cash Flow Information

                                           For the Nine Months Ended
                                                  September 30,
                                             ----------------------
                                               2008         2007
                                             ---------    ---------
                                                (In thousands)

 Net cash from operating activities          $  25,736    $  39,433
                                             =========    =========
 Net cash from (for) investing activities    $  38,815    $ (28,021)
                                             =========    =========
 Net cash for financing activities           $ (33,480)   $ (38,114)
                                             =========    =========
 Net increase in cash and cash equivalents   $  31,071    $ (26,702)
                                             =========    =========

 American Physicians Capital, Inc.
 Supplemental Statistics
 Medical Professional Liability

                              Reported               Net Premium
 Three Months Ended         Claim Count                Earned
 ------------------     --------------------    --------------------
                                                    (In thousands)
 September 30, 2008                    233          $       30,494
 June 30, 2008                         261                  31,420
 March 31, 2008                        232                  31,657
 December 31, 2007                     245                  33,471
 September 30, 2007                    191                  35,517
 June 30, 2007                         269                  34,896
 March 31, 2007                        247                  35,034
 December 31, 2006                     267                  37,051
 September 30, 2006                    297                  37,774
 June 30, 2006                         296                  37,517
 March 31, 2006                        308                  37,448

                                                      Average Net
                                     Average Net       Paid Claim
                         Open       Case Reserve     (Trailing Four
 Three Months Ended   Claim Count  Per Open Claim   Quarter Average)
 -------------------  -----------  --------------   ----------------

 September 30, 2008        1,540   $      153,100   $         69,200
 June 30, 2008             1,639          150,000             65,700
 March 31, 2008            1,672          148,600             63,100
 December 31, 2007         1,741          144,800             67,500
 September 30, 2007        1,913          144,200             70,400
 June 30, 2007             2,124          136,200             69,600
 March 31, 2007            2,200          138,800             56,600
 December 31, 2006         2,256          137,900             59,100
 September 30, 2006        2,347          138,800             57,600
 June 30, 2006             2,558          136,300             63,000
 March 31, 2006            2,976          120,400             78,800
 December 31, 2005         2,991          122,400             75,900
 September 30, 2005        3,109          119,100             67,900
 June 30, 2005             3,211          116,300             68,200
 March 31, 2005            3,344          114,900             65,200

                               Retention Ratio
            --------------------------------------------------------
            Nine Months Ended     Year Ended      Nine Months Ended
            September 30, 2008 December 31, 2007  September 30, 2007
            ------------------ ------------------ ------------------
 Michigan          88%                85%                86%
 Illinois          89%                82%                81%
 Ohio              86%                88%                88%
 New Mexico        87%                88%                89%
 Kentucky          91%                86%                85%
  Total
  (all
   states)         87%                85%                86%

 AMERICAN PHYSICIANS CAPITAL, INC AND SUBSIDIARIES
 INVESTMENT HOLDING SUPPLEMENT
 AS OF SEPTEMBER 30, 2008
                                                Fair  Amortized
                                                Value   Cost     Par
    CUSIP               Description              (1)     (2)    Value
 ----------- --------------------------------- ------- ------- -------
 AVAILABLE-FOR-SALE DEBT SECURITIES                (in thousands)
 States And Political Subdivisions
 709141-Q5-7 PENNSYLVANIA ST                   $ 9,563 $ 9,433 $ 9,000
 196454-FL-1 CO DEPT TRANSN REV                  6,979   6,955   6,575
 646135-2Y-8 NEW JERSEY ST TRANSN TR FD AUTH     6,888   6,869   6,500
 95667Q-AN-6 WEST VA ST SCH BLDG AUTH REV        6,800   6,851   6,500
 718814-XK-7 PHOENIX ARIZONA                     6,748   6,645   6,300
 646039-JA-6 NEW JERSEY ST                       6,612   6,551   6,225
 741701-VD-5 PRINCE GEORGES CNTY MD              6,421   6,324   6,000
 167723-BD-6 CHICAGO ILL TRAN AUTH CAP GRNT RC   6,370   6,392   6,000
 928172-HL-2 VIRGINIA ST PUB BLDG AUTH PUB FAC   6,366   6,264   6,000
 977056-8D-5 WISCONSIN ST                        6,339   6,248   6,000
 709141-Z7-3 PENNSYLVANIA ST                     6,329   6,219   5,965
 373383-N7-9 GEORGIA ST                          5,737   5,776   5,485
 186343-UR-8 CLEVELAND OHIO                      5,378   5,399   5,050
 575827-3X-6 MASSACHUSETTS ST CONS LN-SER C 5    5,355   5,264   5,000
 391554-AP-7 GREATER ALBANY SCH DIST NO 8J OR    5,335   5,268   5,000
 592013-7M-2 METROPOLITAN GOVT NASHVILLE & DAV   5,332   5,251   5,000
 419780-S5-1 HAWAII ST REF-SER DG                5,303   5,213   5,000
 594700-CA-2 MICHIGAN ST TRUNK LINE FD           5,290   5,222   5,000
 92817F-XF-8 VIRGINIA ST PUB SCH AUTH            5,279   5,218   5,000
 181054-7U-5 CLARK CNTY NEV SCH DIST             5,278   5,209   5,000
 452151-PZ-0 ILLINOIS ST                         5,266   5,197   5,000
 79575D-LQ-1 SALT RIV PROJ ARIZ AGRIC IMPT       5,243   5,294   5,000
 527839-BY-9 LEWIS CNTY WASH PUB UTIL            5,227   5,226   5,000
 972176-6H-9 WILSON CNTY TENN                    3,153   3,288   3,075
 972176-6J-5 WILSON CNTY TENN                    3,087   3,194   3,005
 665093-EE-6 NORTHERN COOK CNTY ILL SOLID WASTE  1,252   1,269   1,200
 665093-EF-3 NORTHERN COOK CNTY ILL SOLID WASTE  1,251   1,269   1,200
 250092-F4-0 DES MOINES IOWA                     1,060   1,046   1,000
 969073-HN-8 WILL CNTY ILL CMNTY HIGH SCH DIST   1,054   1,080   1,000
 615401-HU-3 MOON AREA SCH DIST PA                 537     529     500
 708796-AP-2 PENNSYLVANIA HSG FIN AGY SINGLE       523     500     500
                                               ------- ------- -------
  Subtotal States And Political Subdivisions   151,355 150,463 143,080

 Corporate Securities
 904764-AG-2 UNILEVER CAP CORP                   6,935   6,678   6,500
 00508Y-AB-8 ACUITY BRANDS INC                   6,883   6,494   6,500
 210805-DP-9 CONTINENTAL AIRLS PASS THRU         5,795   6,500   6,500
 459200-AL-5 INTERNATIONAL BUSINESS MACHS CORP   6,573   6,425   6,000
 002824-AS-9 ABBOTT LABS                         6,201   5,992   6,000
 883203-BG-5 TEXTRON INC                         6,009   6,017   6,000
 79286L-DN-9 ST PAUL COS INC                     6,005   6,000   6,000
 084664-AD-3 BERKSHIRE HATHAWAY FIN CORP SR      5,846   5,727   6,000
 26353L-JB-8 DU PONT E I DE NEMOURS & CO         5,723   5,618   6,000
 456866-AK-8 INGERSOLL RAND CO                   5,127   4,770   5,000
 75952U-AE-3 RELIASTAR FINL CORP                 5,011   4,993   5,000
 24713@-AA-4 DELOITTE & TOUCHE USA LLP           4,059   4,000   4,000
 45072G-AA-0 I-PRETSL II COMBINATION LTD         2,276   2,276   2,276
 075887-AS-8 BECTON DICKINSON & CO                 487     476     500
 573284-AE-6 MARTIN MARIETTA                       474     475     475
 37033L-FE-1 GENERAL MILLS INC                     375     373     375
                                               ------- ------- -------
  Subtotal Corporate Securities                 73,779  72,814  73,126

 Mortgage-Backed Securities
 393505-XC-1 GREEN TREE FINANCIAL CORP             100     103     104
                                               ------- ------- -------
  Subtotal Mortgage-Backed Securities              100     103     104
                                            -------- -------- --------
 TOTAL AVAILABLE-FOR-SALE DEBT SECURITIES   $225,234 $223,380 $216,310
                                            ======== ======== ========

 AMERICAN PHYSICIANS CAPITAL, INC AND SUBSIDIARIES
 INVESTMENT HOLDING SUPPLEMENT
 AS OF SEPTEMBER 30, 2008

                                          Fair    Amortized    Par
   CUSIP       Description              Value (1)  Cost (2)   Value
 ----------- -------------------------- --------- --------- ---------
 HELD-TO-MATURITY DEBT SECURITIES
 U.S. Government and Agency Obligations

 3128X3-Y4-9 FHLMC NOTE                   15,004    15,011    15,000
 3133XF-KV-7 FHLB NOTE                    15,277    15,000    15,000
 31331S-JW-4 FFCB NOTE                    14,719    14,949    15,000
 3136F6-TH-2 FNMA NOTE                     9,925     9,919    10,000
 3133X9-ZA-1 FHLB NOTE                     4,962     5,000     5,000
 3133X7-HV-9 FHLB NOTE                     4,601     4,591     4,550
                                       --------- --------- ---------
  Subtotal U.S. Government and Agency
   Obligations                            64,488    64,470    64,550

 AMERICAN PHYSICIANS CAPITAL, INC AND SUBSIDIARIES
 INVESTMENT HOLDING SUPPLEMENT
 AS OF SEPTEMBER 30, 2008

                                                Fair  Amortized
                                                Value    Cost    Par
    CUSIP              Description               (1)     (2)    Value
 ----------- --------------------------------- ------- ------- -------
 States And Political Subdivisions

 64711R-BD-7 NM FIN AUTH ST TRANSN REV SR        6,959   7,290   6,805
 677519-SC-5 OHIO ST                             6,878   6,946   6,615
 29270C-HK-4 ENERGY N W WASH ELEC REV            6,950   6,901   6,500
 341150-QU-7 FLORIDA ST                          6,832   6,878   6,500
 576002-AS-8 MASSACHUSETTS ST SPL OBLIG          6,789   6,867   6,500
 645916-WU-7 NEW JERSEY ECONOMIC DEV AUTH REV    6,777   6,832   6,500
 93974A-NH-3 WA ST REF-VAR PURP-SER R-03-A       6,694   6,736   6,500
 736742-MA-2 PORTLAND ORE SWR SYS REV            6,259   6,575   6,000
 167484-3S-1 CHICAGO ILL                         6,205   6,436   6,000
 455393-AM-0 INDIANAPOLIS IND THERMAL ENERGY     6,217   6,355   6,000
 928109-JY-4 VIRGINIA ST                         6,133   6,332   6,000
 576000-AZ-6 MASSACHUSETTS ST SCH BLDG AUTH      6,122   6,331   6,000
 040654-KT-1 ARIZONA ST TRANSN BRD HWY REV       6,139   6,294   6,000
 647310-G3-9 NEW MEXICO ST SEVERANCE TAX         5,603   6,036   6,000
 20772F-JN-1 CONNECTICUT ST                      6,216   6,113   5,730
 837147-XX-0 SC ST PUB SVC AUTH REV REF-SER D    5,665   5,736   5,430
 341426-PT-5 FLORIDA ST BRD OF ED PUB ED-SER J   5,544   5,598   5,290
 472682-LZ-4 JEFFSN CNTY ALA SWR REV CAP IMPT    5,511   5,459   5,230
 591745-F5-8 METROPOLITAN ATLANTA RAPID TRAN     5,157   5,390   5,040
 478700-B2-2 JOHNSON CNTY KANS UNI SCH DIST      5,146   5,371   5,000
 181324-MB-7 CLARK CNTY WASH SCH DIST NO 119     5,064   5,301   5,000
 262608-NQ-1 DU PAGE & WILL CNTYS ILL CMNTY SCH  5,357   5,287   5,000
 576004-ED-3 MASSACHUSETTS ST SPL OBLIG          5,281   5,272   5,000
 677519-3S-7 OHIO ST                             5,230   5,257   5,000
 442436-2F-7 HSTN TEX WTR & SWR SYS              5,311   5,237   5,000
 604128-3H-9 MINNESOTA ST                        5,222   5,219   5,000
 46613Q-AM-6 JEA FLA ST JOHNS RIV PWR PK SYS     5,184   5,216   5,000
 199820-QY-0 COMAL TEX INDPT SCH DIST            5,095   5,215   5,000
 40785E-MW-3 HAMILTON SOUTHEASTERN IND CONS SCH  4,850   5,083   4,725
 385640-FG-7 GRAND IS NEB ELEC REV SYS           4,605   4,632   4,485
 235416-ZU-1 DALLAS TEX WTRWKS & SWR SYS REV     4,694   4,654   4,455
 509228-EQ-1 LAKE CNTY ILL ADLAI E STEVENSON HS  3,872   3,965   3,750
 491552-PM-1 KENTUCKY ST TPK AUTH ECONOMIC DEV   3,570   3,661   3,500
 040663-2J-4 ARIZONA ST UNIV REVS                3,332   3,456   3,220
 927793-NT-2 RPAR HOLDINGS REF-US RT 58 CORR     3,087   3,165   3,000
 927793-NU-9 VIRGINIA COMWLTH TRANSN BRD TRANS   3,066   3,157   3,000
 509228-ER-9 LAKE CNTY ILL ADLAI E STEVENSON HS  2,864   2,940   2,795
 040663-2K-1 ARIZONA ST UNIV REVS                2,743   2,822   2,645
 259291-DD-1 DOUGLAS CNTY NEB SCH DIST NO 001    2,568   2,628   2,500
 235416-A7-9 DALLAS TEX WTRWKS & SWR SYS REV     2,093   2,116   2,045
 97705L-FZ-5 WISCONSIN ST                        2,055   2,125   2,000
 438670-FF-3 HONOLULU HAWAII CITY & CNTY         1,896   1,964   1,855
 678519-FD-6 OKLAHOMA CITY OKLA                  1,104   1,146   1,075
 345874-PH-8 FOREST LAKE MINN INDPT SCH DIST     1,016   1,067   1,000
 463813-GW-9 IRVING TEX INDPT SCH DIST           1,025   1,063   1,000
 659048-CN-0 NORTH DAVIESS IND SCH BLDG CORP     1,023   1,050   1,000
 718814-UE-4 PHOENIX ARIZ                        1,008   1,041   1,000
 93974A-NL-4 WA ST REF-VAR PURP-SER R-03-A       1,010   1,029   1,000
 452001-WT-3 ILL EDL AUTH REVS                     793     779     750
 575566-S6-2 MASS BAY TRANS ATH                    760     758     750
 641459-VK-5 NEVADA ST G/O RFDG                    664     661     650
 181211-DJ-9 CLARK CNTY WASH SCH DIST NO 101       587     601     570
 263417-GJ-0 DU PAGE CNTY ILL CMNTY HS             541     540     520
 341535-PW-6 FLORIDA ST BRD ED PUB ED              528     530     500
 517840-WW-0 LAS VEGAS VALLEY NEV WTR DIST         525     528     500
 799098-DD-7 SAN MIGUEL CNTY COLO SCH DIST         511     528     500
 442352-AH-3 HOUSTON TEX AREA WTR CORP             537     528     500
 040654-JV-8 AZ ST TRANSN BRD HWY REV SER B 5      525     526     500
 51166F-AD-1 LAKELAND FLA ENERGY SYS REV           521     525     500
 54811B-EP-2 LOWER COLO RIV AUTH TEX TRANSMISS     501     514     500
 159195-MY-9 CHANNELVIEW TEX INDPT SCH DIST        486     487     475
 655181-BJ-3 NOBLESVILLE-SOUTHEASTN PUB LIBR       480     484     460
                                               ------- ------- -------
   Subtotal States And Political Subdivisions  224,980 229,233 217,365

 AMERICAN PHYSICIANS CAPITAL, INC AND SUBSIDIARIES
 INVESTMENT HOLDING SUPPLEMENT
 AS OF SEPTEMBER 30, 2008
                                              Fair  Amortized
                                              Value    Cost      Par
    CUSIP             Description              (1)     (2)      Value
 ----------- ------------------------------ -------- -------- --------
 Corporate Securities

 74740F-GF-7 QUAKER OATS CO                    6,740    6,418    6,000
 134429-AM-1 CAMPBELL SOUP CO                  6,387    6,296    6,000
 41011W-AH-3 JOHN HANCOCK GLOBAL FDG           6,377    6,261    6,000
 855707-AB-1 ST AUTO FINL CORP SR              5,811    6,052    6,000
 05566H-BF-3 BNP PARIBAS US                    4,756    4,967    5,000
 035229-CD-3 ANHEUSER BUSCH                    4,323    4,390    4,310
 438516-AK-2 HONEYWELL INTL INC                3,155    3,124    3,000
 615337-AA-0 THE MONY GROUP                    2,621    2,635    2,510
 075887-AR-0 BECTON DICKINSON CO               1,009    1,027    1,000
 693506-AY-3 PPG INDUSTRIES INC                  841      848      830
 751277-AM-6 RALSTON PURINA CO                   525      522      500
 36962E-4Z-9 GEN ELEC CAP CORP                   403      410      400
                                            -------- -------- --------
  Subtotal Corporate Securities               42,948   42,950   41,550

 Mortgage-Backed Securities

 31394K-AD-6 FHLMC MULTICLASS SER 2687        15,314   15,149   15,000
 31394N-4U-9 FHLMC MULTICLASS SER 2713        15,175   15,144   15,000
 31394P-3P-6 FHLMC MULTICLASS SER 2740        15,172   15,138   15,000
 31395L-VJ-7 FHLMC MULTICLASS PREASSIGN 00465 13,785   13,729   13,586
 31394M-A2-6 FHLMC MULTICLASS SER 2708        13,324   13,123   13,000
 31395K-PG-2 FHLMC MULTICLASS SER 2903         9,709   10,363   10,449
 31394K-G6-5 FHLMC MULTICLASS SER 2693        10,187   10,091   10,000
 31395K-CV-3 FHLMC MULTICLASS SER 2905         9,953    9,994   10,000
 31394W-HE-1 FHLMC MULTICLASS SER 2784         5,413    5,608    5,667
 31394G-H7-1 FHLMC REMIC SERIES 2649           4,827    5,278    5,479
 31394W-HQ-4 FHLMC MULTICLASS SER 2784         4,730    4,696    4,688
 31393D-DS-7 FNMA REMIC TRUST 2003-58          4,416    4,485    4,651
 31394G-N8-2 FHLMC REMIC SERIES 2659           4,088    4,318    4,385
 31393Y-XE-0 FNMA REMIC SER 2004-45            4,059    4,283    4,306
 31393T-CP-9 FNMA REMIC TRUST 2003-92          4,088    4,217    4,266
 31394Y-LZ-5 FHLMC MULTICLASS SER              3,790    4,007    4,034
 31394Y-BU-7 FHLMC MULTICLASS PREASSIGN        3,227    3,365    3,379
 31395A-LR-4 FHLMC MULTICLASS SER 2807         2,947    3,046    2,971
 31394Y-6G-4 FHLMC MULTICLASS PREASSIGN        1,963    2,040    2,054
 31394Y-NA-8 FHLMC MULTICLASS PREASSIGN        1,367    1,373    1,382
 31393Y-US-2 FNMA REMIC TR 2004-42             1,187    1,231    1,231
 31362J-E6-8 FNMA ARM #062257                     71       72       71
 36224V-H5-7 GNMA POOL #339652                    36       36       34
 31375A-G3-7 FNMA P/T 328818                      18       18       17
 36225A-ET-3 GNMA PLATINUM P/T 780146             12       12       11
 31368H-US-0 FNMA ARM MEGA POOL  #190593           2        2        2
   Subtotal Mortgage-Backed Securities       148,860  150,818  150,663
                                            -------- -------- --------
 TOTAL HELD-TO-MATURITY DEBT SECURITIES     $481,276 $487,471 $474,128
                                            ======== ======== ========

 (2) Held-to-maturity debt securities are carried in the balance sheet at amortized cost.

 CASH & CASH EQUIVALENTS

 31846V-41-9 FIRST AMER TREAS OBLIG                       825
 665278-70-1 NORTHERN INSTL FDS GOVT SELECT            77,803
                                                     --------
   Subtotal Money Market Funds                         78,628

 36959R-LH-6 GENERAL ELEC CAP SVCS                     10,948
 74433G-LH-7 PRUDENTIAL FUNDING                        10,451
 89233G-LH-7 TOYOTA MOTOR CREDIT CORP                  10,451
 42823J-L3-7 HEWLETT PACKARD CO                         9,962
                                                     --------
   Subtotal Commercial Paper                           41,812

             CERTIFICATE OF DEPOSIT                       100
             ZERO BALANCE CASH SWEEP ACCOUNTS          (1,971)
                                                     --------
   Subtotal Cash and CDs                               (1,871)
                                                     --------
 TOTAL CASH & CASH EQUIVALENTS                       $118,569
                                                     ========

CONTACT:  American Physicians Capital, Inc.
          Investor Relations
          Ann Storberg
          (517) 324-6629